UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2018 (July 3, 2018)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

Item 8.01.  Other Events

On July 10, 2018, Advanced Voice Recognition Systems, Inc. (“AVRS”) announced that AVRS has filed a patent infringement lawsuit against Apple, Inc. (“Apple”).

AVRS filed a Complaint in the United States District Court Northern District for Arizona (Case No. 2-18-cv-2083) on July 3, 2018, and alleges that Apple products infringe  U.S. Patent No. 7,558,730 entitled “Speech Recognition and Transcription Among Users Having Heterogeneous Protocols” (the “‘730 Patent”).  AVRS is seeking, among other things, a judgement of infringement, past damages no less than a reasonable royalty, attorneys’ fees, pre and post judgement interest and costs including expenses and disbursements and any other relief deemed proper by the Court.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of the section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.      Description

99.1                 Press Release, dated July 10, 2018, entitled “Advanced Voice Recognition Systems, Inc Files Infringement Complaint Against Apple, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: July 10, 2018	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.      Descriptiont

99.1                 Press Release, dated July 10, 2018, entitled “Advanced Voice Recognition Systems, Inc. Files Patent Infringement Complaint Against Apple, Inc.”